Exhibit 10.1

CONTRACT OF PURCHASE AND SALE

BETWEEN

HARBOR ASSOCIATES, LLC, PURCHASER

AND

SPANISH BROADCASTING SYSTEM, INC., SELLER

May 15, 2017

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TABLE OF CONTENTS

1.	Purchase and Sale		2

2.	Purchase Price		2

3.	Payment of Purchase Price		2

	3.1	Deposit	2
	3.2	Independent Consideration	2
	3.3	Closing Payment	2

4.	Title Matters; Due Diligence Review; Conditions Precedent		2

	4.1	Title Matters	2
	4.2	Due Diligence Reviews	5
	4.3	Conditions Precedent to Obligations of Purchaser; No Financing Contingency	9
	4.4	Conditions Precedent to Obligations of Seller	9

5.	Closing		9

	5.1	Seller Deliveries	10
	5.2	Purchaser Deliveries	11
	5.3	Closing Costs	11
	5.4	Prorations	12

6.	Condemnation or Destruction of Real Property		13

7.	Representations, Warranties and Covenants		14

	7.1	Representations, Warranties and Covenants of Seller	14
	7.2	Interim Covenants of Seller	18
	7.3	Representations, Warranties and Covenants of Purchaser	19

8.	Release		20

	8.1	RELEASE	20
	8.2	Survival	21

9.	Remedies For Default and Disposition of the Deposit		21

	9.1	SELLER DEFAULTS	21
	9.2	PURCHASER DEFAULTS	22
	9.3	Disposition of Deposit	23
	9.4	Survival	23

10.	Intentionally Omitted		23

11.	Miscellaneous		23

	11.1	Brokers	23
	11.2	Limitation of Liability	24
	11.3	Exhibits; Entire Agreement; Modification	24
	11.4	Business Days	24
	11.5	Interpretation	25

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11.6	Governing Law	25
11.7	Construction	25
11.8	Successors and Assigns	25
11.9	Notices	25
11.10	Third Parties	26
11.11	Legal Costs	27
11.12	Counterparts	27
11.13	Effectiveness	27
11.14	No Implied Waivers	27
11.15	Discharge of Seller’s Obligations	27
11.16	No Recordation	27
11.17	Unenforceability	27
11.18	Waiver of Trial by Jury	28
11.19	Disclosure	28
11.20	Designation of Reporting Person	28
11.21	Tax Reduction Proceedings	28
11.22	Press Releases	29
11.23	California Required Natural Hazard Disclosure	29
11.24	Post-Closing Lease	29
11.25	Survival	30

EXHIBITS

Exhibit A	-	Land
Exhibit B	-	Additional Exceptions to Title
Exhibit C	-	Litigation
Exhibit D	-	Deed
Exhibit E	-	Assignment and Assumption of Leases and Contracts
Exhibit F	-	Bill of Sale and General Assignment
Exhibit G	-	Certification of Non-Foreign Status
Exhibit H	-	Form of Tenant Notice
Exhibit I	-	Form of Vendor Notice
Exhibit J	-	Form of Owner’s Title Certificate
Exhibit K	-	Lease Exhibit
Exhibit L	-	Maintenance, Service and Supply Contracts, and Equipment Leases
Exhibit M	-	Escrow Agreement
Exhibit N-1	-	Excluded Personal Property
Exhibit N-2	-	Excluded Intangible Property

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CONTRACT OF PURCHASE AND SALE

THIS CONTRACT OF PURCHASE AND SALE (this “Agreement”) is made and entered into as of the 15th day of May, 2017 (the “Effective Date”), by and between SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 (“Seller”) and HARBOR ASSOCIATES, LLC, a Delaware limited liability company, having an address at 200 Pine Avenue, Suite 630, Long Beach, CA 90802 (“Purchaser”).

W I T N E S S E T H:

A.

Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) that certain parcel of land located at 10281 Pico Boulevard, Los Angeles, California 90064, and more particularly described on Exhibit A attached hereto (the “Land”), (b) the buildings, improvements, and structures located upon the Land (collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Land, if any (collectively, the “Appurtenant Rights”, and together with the Land and the Improvements, the “Real Property”), (d) all right, title and interest of Seller in, to and under the Leases (as hereinafter defined), and, to the extent assignable, the Contracts (as hereinafter defined), (e) other than as set forth on Exhibit N-1 (which items, for avoidance of doubt, shall remain the sole property of Seller), all right, title and interest of Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by Seller and, located on, and used exclusively in connection with, the Real Property (collectively, the “Personal Property”) and (f) other than as set forth on Exhibit N-2 (which items, for avoidance of doubt, shall remain the sole property of Seller), to the extent assignable without consent or payment of any kind, all right, title and interest of Seller in, to and under any governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements (collectively, the “Intangible Property”, and together with the Real Property, the Leases, the Contracts, the Personal Property and the Intangible Property, collectively, the “Property”).

B.

Seller and Purchaser acknowledge that Seller (or affiliates of Seller) presently uses the Property, including the Improvements, in connection with its business operations, and, that Seller does not intend to relocate such business operations prior to the Closing Date (as hereinafter defined).   Purchaser, therefore, agrees to lease the Real Property to Seller or an affiliate thereof, on and as of the Closing Date, upon and pursuant to the terms and conditions set forth in the Post-Closing Lease (as hereinafter defined).  The Post-Closing Lease shall be executed and delivered by Purchaser, as landlord, and Seller or an affiliate thereof, as tenant, at the Closing.  Purchaser’s agreement to execute and deliver the Post-Closing Lease at the Closing is a material inducement to Seller’s agreement to sell the Property to Purchaser.

C.	Purchaser acknowledges that the Property is being sold on an “AS IS” “WHERE IS” and “WITH ALL FAULTS” basis on the terms and conditions hereinafter set forth.

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NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Purchase and Sale.  Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.

2.Purchase Price.  The purchase price (the “Purchase Price”) for the Property shall be the sum of Fourteen Million Seven Hundred Thousand Dollars ($14,700,000).

3.Payment of Purchase Price.  The Purchase Price shall be paid to Seller by Purchaser as follows:

3.1Deposit.  Within two (2) Business Days (as hereinafter defined) after the Effective Date, Purchaser shall deposit with Chicago Title Insurance Company (“Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee (the “Escrow Account”), the sum of Five Hundred Thousand and 00/100 Dollars ($500,000) (together with all interest thereon, but excluding the Independent Consideration (as hereinafter defined), the “Deposit”), which Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit M and hereby made a part hereof.  If Purchaser shall fail to deposit the Deposit with Escrowee within two (2) Business Days after the Effective Date, then at Seller’s election, this Agreement shall be null, void ab initio and of no force or effect.

3.2Independent Consideration.  A portion of the amount deposited by Purchaser pursuant to Section 3.1, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”) shall be earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser.  Seller and Purchaser hereby mutually acknowledge and agree that the Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms of this Agreement.  The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.  Upon the Closing (as hereinafter defined) or the termination of this Agreement, the Independent Consideration shall be paid to Seller.

3.3Closing Payment.  The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by Purchaser, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller on the Closing Date (the amount being paid under this Section 3.3 being herein called the “Closing Payment”).

4.Title Matters; Due Diligence Review; Conditions Precedent.

4.1Title Matters.

4.1.1Title to the Property.

(a)As a condition to the Closing, Chicago Title Insurance Company (in its capacity as title insurer, the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Real Property in the amount of the Purchase Price by issuance of an ALTA owner’s

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title insurance policy in the standard form issued by the Title Company in the State of California, exclusive of any endorsement thereto (the “Owner’s Policy”), subject only to the Permitted Exceptions (as hereinafter defined).  It is understood that Purchaser may request extended coverage and a number of endorsements to the Owner’s Policy.  Purchaser shall satisfy itself prior to the expiration of the Due Diligence Period that the Title Company will be willing to issue such extended coverage and endorsements at Closing; however, the issuance of such extended coverage and endorsements shall not be conditions to Closing for Purchaser’s benefit.

(b)Seller has delivered to Purchaser a commitment and/or preliminary title report for an owner’s fee title insurance policy or policies with respect to the Real Property (the “Title Commitment”) together with copies of each of the title exceptions noted therein prior to the Effective Date.  Purchaser previously ordered, at its sole cost and expense, a survey of the Property prepared by a surveyor registered in the State of California, which shall certified by said surveyor to Purchaser and Seller as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements (the “Survey”), and shall cause the Survey to be delivered to Seller’s attorneys concurrently with the delivery thereof to Purchaser or Purchaser’s attorneys.  If any exceptions(s) to title to the Real Property should appear in the Title Commitment or the Survey other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, and Purchaser shall provide Seller with written notice (the “Title Objection Notice”) thereof no later than ten (10) days after receipt of the Title Commitment, Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1.1.  Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close the transactions contemplated by this Agreement (the “Transaction”), any Unpermitted Exception of which Purchaser does not timely notify Seller in the Title Objection Notice unless (i) such Unpermitted Exception was first raised by the Title Company subsequent to the date of the Title Objection Notice, and (ii) Purchaser provides to Seller a Title Objection Notice within five (5) days after the Title Company notifies Purchaser of such Unpermitted Exception.  Seller shall notify Purchaser, in writing, within six (6) days after receipt by Seller of the applicable Title Objection Notice, whether or not it will endeavor to eliminate all or any of such Unpermitted Exceptions (“Seller’s Title Response”), and if Seller fails to deliver Seller’s Title Response on or before such date, Seller shall be deemed to have delivered a Seller’s Title Response electing not to endeavor to eliminate any such Unpermitted Exceptions.  Seller, in its sole discretion, shall have the right, upon written notice to Purchaser prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to ninety (90) days in order to eliminate or endeavor to eliminate any Unpermitted Exception which Seller has agreed to eliminate under this Agreement or which Seller has agreed to endeavor to eliminate pursuant to Seller’s Title Response.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Seller shall not under any circumstance be required or obligated to eliminate any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Real Property, notwithstanding that Seller may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, Seller shall (x) satisfy any mortgage or deed of trust placed on the Real Property by Seller and (y) cause the removal (by bonding or otherwise) of other monetary liens encumbering the Real Property, provided that such monetary lien shall not be the result of any act or omission of Purchaser or any of Purchaser’s Representatives or any of the tenants at the Real Property (collectively, “Mandatory Objections”).

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(c)Except as to Mandatory Objections (which Seller will be obligated to eliminate), if Seller elects in Seller’s Title Response not, or is deemed to elect not, to eliminate all Unpermitted Exceptions noted in the Title Objection Notice, Purchaser shall have the right, as its sole remedy by delivery of written notice to Seller within five (5) Business Days following delivery or deemed delivery of Seller’s Title Response, to either (i) terminate this Agreement by written notice delivered to Seller and Escrowee or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price.  Except as to Mandatory Objections (which Seller will be obligated to eliminate), if Seller shall fail to eliminate all Unpermitted Exceptions that Seller elected in Seller’s Title Response to eliminate or endeavor to eliminate, then Seller shall notify Purchaser, in writing, of such failure on or before the Scheduled Closing Date (as the same may have been adjourned in accordance with Section 4.1.1(a)) and Purchaser shall have the right, as its sole remedy by delivery of written notice to Seller within three (3) Business Days following receipt of Seller’s notice of such failure, to either (i) terminate this Agreement by written notice delivered to Seller and Escrowee or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price.  If Purchaser elects to terminate this Agreement pursuant to this Section 4.1.1(c), the Deposit shall promptly be paid to Purchaser, and no party hereto shall have any further obligation under this Agreement except under those obligations, liabilities and provisions that expressly survive the Closing or a termination of this Agreement (collectively, the “Surviving Obligations”).  The failure of Purchaser to deliver timely any written notice of election to terminate this Agreement under this Section 4.1.1(c) shall be conclusively deemed to be an election under the applicable clause (ii) above.  For avoidance of doubt, the parties acknowledge that in no event shall the foregoing provisions be deemed to waive Purchaser’s rights under Section 4.2.3 of this Agreement.

(d)If there are any Unpermitted Exceptions noted in the Title Objection Notice or other liens or encumbrances that Seller is obligated or elects to eliminate under this Agreement, then Seller shall have the right (but not the obligation) to either (i) arrange, at Seller’s cost and expense, for affirmative title insurance or special endorsements insuring against enforcement of such liens or encumbrances against, or collection of the same out of, the Real Property, or (ii) use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.

4.1.2Permitted Exceptions to Title.  The Real Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):

(a)any state of facts that an accurate survey may show;

(b)those matters specifically set forth on Exhibit B attached hereto;

(c)all laws, ordinances, rules and regulations of the United States, the State of California, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Real Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;

(d)all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

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(e)any other matter or thing affecting title to the Real Property that Purchaser shall have agreed or be deemed to have agreed to waive as an Unpermitted Exception;

(f)rights of the tenants under a Lease either identified in the Lease Exhibit (as hereinafter defined) or entered into after the Effective Date in accordance with the terms of this Agreement;

(g)all violations of laws, ordinances, orders, requirements or regulations of any Governmental Authority applicable to the Real Property and existing on the Closing Date, whether or not noted in the records of or issued by any Governmental Authority;

(h)all utility easements of record which do not interfere with the present use of the Real Property;

(i)liens which are the responsibility of any tenant at the Real Property to cure, correct or remove;

(j)subject to Seller’s obligation to deliver the Owner’s Title Certificate (as hereinafter defined) pursuant to Section 5.1.13, the printed exceptions which appear in the standard form owner’s policy of the title insurance issued by the Title Company in the State of California;

Under no circumstance will Mandatory Objections constitute Permitted Exceptions.

4.2Due Diligence Reviews.

4.2.1Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until 5:00 p.m. (Pacific time) on the date which is fifteen (15) days after the Effective Date, TIME BEING OF THE ESSENCE (the period of time commencing upon the Effective Date and continuing through and including such time on such date being herein called the “Due Diligence Period”) within which to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including, without limitation, all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2.  Prior to Closing, Seller shall provide Purchaser with reasonable access to the Real Property upon reasonable advance notice.  During the Due Diligence Period, Seller shall make available to Purchaser, at the offices of Seller and/or the property manager of the Property, access to such leases, service contracts, and other contracts and agreements with respect to the Property in Seller’s possession as Purchaser shall reasonably request, all upon reasonable advance written notice; provided, however, in no event shall Seller be obligated to make available (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments relating to the Property; (5) appraisals of the Property whether prepared internally by Seller or Seller’s affiliates or externally; or (6) any documents which Seller considers, in its good faith, confidential or proprietary.  Any entry upon the Property and all Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or

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about the Real Property of Seller, its tenants or their respective employees and invitees.  Purchaser shall:

(a)promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;

(b)fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

(c)permit Seller to have a representative present during all Investigations undertaken hereunder;

(d)take all commercially reasonable actions and implement all commercially reasonable protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Real Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;

(e)maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $2,000,000 per occurrence and $4,000,000 in the aggregate for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $2,000,000 per occurrence for bodily injury and property damage, insuring Purchaser and naming Seller as and additional insured, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or any of the Purchaser’s Representatives’ (as hereinafter defined) entry upon the Real Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or any of the Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms acceptable to Seller and with an insurance company acceptable to Seller and shall provide that no cancellation or reduction thereof shall be effective until at least thirty (30) days after receipt by Seller of written notice thereof, and deliver a copy of such insurance policy to Seller prior to the first entry on the Real Property;

(f)not permit the Investigations or any other activities undertaken by Purchaser or any of the Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

(g)indemnify, defend and hold harmless Seller and any agent, advisor, representative, affiliate, employee, director, officer, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity (each, a “Person”) acting on Seller’s behalf or otherwise related to or affiliated with Seller (including Seller, collectively, the “Seller Related Parties”) from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Claims”), suffered or incurred by any of the Seller Related Parties and arising out of or in connection with (i) entry upon the Real Property by Purchaser or any of the  Purchaser’s

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Representatives, (ii) any Investigations or other activities conducted thereon by Purchaser or any of the Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or any of the Purchaser’s Representatives with respect to the Property.  The foregoing indemnity shall not include any Claims that result solely from the mere discovery, by Purchaser or any of the Purchaser’s Representatives, of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement and which are not exacerbated by the activities of Purchaser or any of the Purchaser’s Representatives.

Without limiting the foregoing, in no event shall Purchaser or any of the Purchaser’s Representatives, without the prior written consent of Seller:  (x) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), (y) contact any of the tenants at the Property, and/or (z) contact any Governmental Authority with respect to matters concerning the Property, except with respect to obtaining a zoning compliance letter.

Purchaser’s obligations under this Section 4.2.1 shall survive the Closing or a termination of this Agreement for a period of one (1) year.

4.2.2Property Information and Confidentiality.  All Information (as hereinafter defined) provided to or obtained by Purchaser, whether prior to or after the date hereof, shall be subject to the following terms and conditions:

(a)Any Information provided or to be provided with respect to the Property is solely for the convenience of Purchaser and was or will be obtained from a variety of sources.  None of the Seller Related Parties has made any independent investigation or verification of such information and, except as expressly set forth in this Agreement, makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted.  None of the Seller Related Parties shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall any of the Seller Related Parties be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.

(b)Purchaser agrees that neither Purchaser nor any of the Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any Person, the Information, or any other knowledge or information acquired by Purchaser or any of the Purchaser’s Representatives from any of the Seller Related Parties or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by such Person.  Without Seller’s prior written consent, Purchaser shall not disclose and Purchaser shall direct each of the Purchaser’s Representatives not to disclose to any Person, any of the terms, conditions or other facts concerning a potential purchase of the Property by Purchaser, including, without limitation, the status of negotiations. Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to any of the Purchaser’s Representatives in connection with

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Purchaser’s Investigations and the Transaction, provided that those to whom such Information is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof.

(c)Purchaser shall, and shall cause each of the Purchaser’s Representatives to, use reasonable care to maintain in good condition all of the Information furnished or made available to such Person in accordance with this Section 4.2.2.  If this Agreement is terminated, then Purchaser shall, and shall cause each of the Purchaser’s Representatives to, promptly deliver to Seller all originals and copies of the Information in the possession of such Person that were delivered or provided by Seller or any Seller Related Parties, and to expunge and delete any of the Information maintained on any word processing or computer system or in any other electronic form to the extent practicable.

(d)As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, all leases and contracts furnished to, or otherwise made available (including, without limitation, in any electronic data room established by or on behalf of Seller) for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, the “Purchaser’s Representatives”), by any of the Seller Related Parties or any of their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or any of the Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.

(e)Purchaser shall indemnify and hold harmless each of the Seller Related Parties from and against any and all Claims suffered or incurred by any of the Seller Related Parties and arising out of or in connection with a breach by Purchaser or any of the Purchaser’s Representatives of the provisions of this Section 4.2.2.

(f)In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief and/or specific performance, against Purchaser or any of the Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.2.

(g)The provisions of this Section 4.2.2 shall survive a termination of this Agreement for a period of one (1) year.

4.2.3Termination Right.  Purchaser shall, prior to the expiration of the Due Diligence Period, have the right, for any reason or no reason, to terminate this Agreement, effective only upon delivery to Seller, at any time prior to the expiration of the Due Diligence Period, of a notice electing to terminate this Agreement (a “Termination Notice”).  If Purchaser elects to waive said termination right, Purchaser shall deliver to Seller, at any time prior to the expiration of the Due Diligence Period, a notice electing to waive said termination right (a “Waiver Notice”).  If Purchaser (i) delivers a Termination Notice as aforesaid prior to the expiration of the Due Diligence Period or (ii) fails to deliver a Waiver Notice prior to the expiration of the Due Diligence Period, TIME

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BEING OF THE ESSENCE, then, provided that Purchaser shall not be in default under this Agreement, the Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligation under this Agreement except for the Surviving Obligations).  If Purchaser shall deliver the Waiver Notice to Seller before the expiration of the Due Diligence Period, TIME BEING OF THE ESSENCE, then Purchaser shall be deemed to have agreed that the Property is acceptable to Purchaser and that it intends to proceed with the acquisition of the Property without a reduction in, or an abatement of or credit against, the Purchase Price and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.3 and Escrowee shall immediately thereafter pay the Deposit to Seller.

4.3Conditions Precedent to Obligations of Purchaser; No Financing Contingency.  The obligation of Purchaser to consummate the Transaction shall be subject to the performance and observance, in all material respects, by Seller of all covenants, warranties and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, any or all of which may be waived by Purchaser in its sole discretion.  Notwithstanding anything to the contrary contained herein, Purchaser acknowledges and agrees that, while Purchaser may at its own risk attempt to obtain financing with regard to its acquisition of the Property, (i) Purchaser’s obtaining, or ability to obtain, financing for its acquisition of the Property is in no way a condition to Purchaser’s performance of its obligations under this Agreement, (ii) Purchaser’s performance of its obligations under this Agreement is in no way dependent or conditioned upon the availability of any financing whether generally in the marketplace or specifically in favor of Purchaser, and (iii) in no event shall the Closing be delayed on account of Purchaser’s obtaining, or ability to obtain, financing.

4.4Conditions Precedent to Obligations of Seller.  The obligation of Seller to consummate the Transaction shall be subject to the performance and observance, in all material respects, by Purchaser of all covenants, warranties and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically enumerated in this Agreement, any or all of which may be waived by Seller in its sole discretion.

5.Closing.  The closing (the “Closing”) of the Transaction shall occur at 1:00 p.m. (Pacific time) on or before May 31, 2017 (the “Scheduled Closing Date”) (as the same may be extended as expressly provided herein), TIME BEING OF THE ESSENCE with respect to Purchaser’s obligation to close on such date, at the offices of Escrowee through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”).  It is contemplated that the Transaction shall be closed by means of a so called “New York Style Closing”, with the concurrent delivery of the documents of title, the commitment to deliver the Owner’s Policy and the payment of the Purchase Price.  Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to Escrowee unless the parties hereto mutually agree otherwise.  Seller and Purchaser also agree that disbursement of the Purchase Price, as adjusted by the prorations, shall not be conditioned upon the recording of any document, but rather, upon the satisfaction or waiver of all conditions precedent to the Closing and the irrevocable agreement by the Title Company to issue the Owner’s Policy effective as of the Closing.  The Closing shall constitute

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approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.

5.1Seller Deliveries.  At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser or to the Escrowee, as the case may be, the following items executed and acknowledged by Seller, as appropriate:

5.1.1A deed (the “Deed”) in the form attached hereto as Exhibit D.

5.1.2An assignment and assumption of leases and contracts (the “Assignment and Assumption of Leases and Contracts”), in the form attached hereto as Exhibit E.

5.1.3A bill of sale (the “Bill of Sale”), in the form attached hereto as Exhibit F.

5.1.4A certification of non-foreign status in the form attached hereto as Exhibit G, and any required state certificate that is sufficient to exempt Seller from any state withholding requirement with respect to the Transaction.

5.1.5All existing surveys, blueprints, drawings, plans and specifications for or with respect to the Real Property or any part thereof, to the extent the same are in Seller’s possession.

5.1.6All keys to the Improvements, to the extent the same are in Seller’s possession.

5.1.7All Leases in effect on the Closing Date, to the extent the same are in Seller’s possession.

5.1.8All Contracts that shall remain in effect after the Closing, to the extent the same are in Seller’s possession (all items in Sections 5.1.5 through 5.1.8 may be either delivered at Closing or left at the management office at the Real Property, to the extent not previously delivered to Purchaser).

5.1.9All applicable transfer tax forms, if any.

5.1.10Such further instruments as may be reasonably required by the Title Company to record the Deed.

5.1.11A notice to each of the tenants under the Leases in effect on the Closing Date (collectively, the “Tenant Notices”) in the form attached hereto as Exhibit H, advising tenants under such Leases of the sale of the Real Property to Purchaser and directing them to make all payments to Purchaser or its designee, which Tenant Notices Purchaser shall, at Purchaser’s sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to each of the tenants under such Leases.

5.1.12A notice to each of the vendors under the Contracts (collectively, the “Vendor Notices”) in the form attached hereto as Exhibit I or such other form as may be prescribed by the applicable Contract, advising them of the sale of the Real Property to Purchaser and the assignment to and assumption by Purchaser of Seller’s obligations in accordance with the Assignment and Assumption of Leases and Contracts and directing them to deliver to Purchaser or its

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designee all future statements or invoices under the Contracts for obligations that were assumed by Purchaser, which Vendor Notices Purchaser shall, at Purchaser’s sole cost and expense, mail by certified mail return receipt requested to each of the vendors under the Contracts.

5.1.13An owner’s title certificate (the “Owner’s Title Certificate”) in the form attached hereto as Exhibit J.

5.1.14Evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered by Seller hereunder.

5.1.15A settlement statement consistent with the provisions of this Agreement prepared by Seller and reasonably approved by Purchaser (the “Settlement Statement”).

5.1.16the Post-Closing Lease executed by Seller or an affiliate thereof; provided, however, neither Seller, nor such affiliate, shall have any obligation to execute or deliver (or cause the execution and delivery of) the Post-Closing Lease in the event any of the Improvements are damaged or destroyed by fire or other casualty after the Effective Date but prior to the Closing Date.

5.2Purchaser Deliveries.  At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Seller or to the Escrowee, as the case may be, the following items, executed and acknowledged by Purchaser, as appropriate:

5.2.1The Closing Payment required to be paid in accordance with Section 3.3.

5.2.2The Assignment and Assumption of Leases and Contracts.

5.2.3All applicable transfer tax forms, if any.

5.2.4The Post-Closing Lease.

5.2.5The Settlement Statement.

5.2.6Such further instruments as may be reasonably necessary to record the Deed.

5.2.7Evidence reasonably satisfactory to Seller and the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered by Purchaser hereunder.

5.3Closing Costs.  Seller shall pay (i) all state and county transfer taxes, including transfer taxes of the State of California and of the County of Los Angeles, payable in connection with the Transaction, (ii) all city transfer taxes payable in connection with the Transaction, (iii) the title insurance premium for the Owner’s Policy, (exclusive of the cost of any extended coverage, title endorsements and/or affirmative insurance required by Purchaser, including, without limitation, the additional cost to obtain an ALTA extended coverage under the Owner’s Policy), and (iv) one-half (1/2) of the cost of Escrowee.  Purchaser shall pay (a) the cost of any extended coverage, title endorsements and/or affirmative insurance required by Purchaser, including, without limitation, the additional cost to obtain an ALTA extended coverage under the Owner’s Policy, (b) the cost of the Survey (or any update thereto), (c) all recording charges payable in connection with the recording of

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the Deed, (d) one-half (1/2) of the cost of Escrowee, and (e) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder.  Any other closing costs shall be allocated in accordance with local custom.  Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the Transaction and their respective shares of prorations as hereinafter provided.  The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.

5.4Prorations.

5.4.1The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from the Property between Seller and Purchaser.  Except as expressly provided in this Section 5.4.1, all items of operating revenue and operating expenses of the Property, with respect to the period on or prior to 11:59 p.m. local time at the Real Property on the Closing Date (the “Cut-off Time”), shall be for the account of Seller and all items of operating revenue and operating expenses of the Property with respect to the period from and after the Cut-off Time, shall be for the account of Purchaser. Without limitation on the foregoing the following shall be prorated as of the Cut-off Time:

(a)All real estate taxes, water charges, sewer rents, vault charges and assessments on the Real Property shall be prorated on the basis of the fiscal year for which assessed.  In no event shall Seller be charged with or be responsible for any increase in the taxes on the Real Property resulting from the sale of the Real Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Real Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date).

(b)Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received.  Seller shall provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date.  Rents and other tenant charges which are delinquent as of the Closing Date shall not be prorated on the Closing Date.  Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default under any of the Leases).  To the extent Purchaser receives rents or other tenant charges on or after the Closing Date, such payments shall be applied first to the rents or other tenant charges for the month in which the Closing occurs, second to the rents or other tenant charges that shall then be due and payable to Purchaser, and third to any delinquent rents or other tenant charges owed to Seller, with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser.  Purchaser may not waive any delinquent rents or other tenant charges nor modify any of the leases so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent, which consent may be given or withheld in Seller’s sole and absolute discretion.  Seller hereby reserves the right to pursue any remedy against any of the tenants owing delinquent rents and any other amounts to Seller (but shall not be entitled to terminate any of the leases or any tenant’s right to possession), which right shall include the right to continue or commence legal actions or proceedings against any of the tenants.  Delivery of the Assignment and Assumption of Leases and Contracts shall not constitute a waiver by Seller of such right, and such

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right shall survive the Closing.  Purchaser shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any of the leases).  With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Real Property on the Closing Date or who vacate the Real Property following the Closing Date, Seller shall retain all rights relating thereto.

(c)Charges and payments under contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Leases and Contracts.

(d)Any prepaid items, including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees.

(e)Deposits with telephone and other utility companies, and any other Persons who supply goods or services in connection with the Real Property if the same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.

(f)Personal property taxes, if any, on the basis of the fiscal year for which assessed.

5.4.2If any of the items described in Section 5.4.1 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that neither party shall have the right to request apportionment or reapportionment of any such item at any time following the six (6) month anniversary of the Closing Date (the “Reproration Outside Date”).  If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation.  Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.

5.4.3The provisions of this Section 5.4 shall survive the Closing until the Reproration Outside Date.

6.Condemnation or Destruction of Real Property.  If, after the Effective Date but prior to the Closing Date, Seller becomes aware that either any portion of the Real Property is taken pursuant to eminent domain proceedings or condemnation or any of the Improvements are damaged or destroyed by fire or other casualty, then Seller shall promptly deliver, or cause to be delivered, to Purchaser, notice of any such eminent domain proceedings or casualty.  Seller shall have no obligation to restore, repair or replace any portion of the Real Property or any such damage or destruction.  Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless such damage or destruction shall have been repaired prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by

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Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation or any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction, as applicable.  In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser); provided, however, if the amount of the damage or the value of the taking (in each case, as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser) or the amount of condemnation award shall exceed the sum of Two Million Dollars ($2,000,000), Purchaser shall have the right to terminate this Agreement by notice to Seller given within ten (10) days after notification to Purchaser of the estimated amount of the damages or the value of the taking.  In any instance where this Agreement is terminated pursuant to this Section 6, the Deposit shall, provided such termination occurs prior to the expiration of the Due Diligence Period and that Purchaser is not otherwise in default of its obligations pursuant to this Agreement, be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligation under this Agreement except for the Surviving Obligations).  The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding.  The provisions of this Section 6 shall survive the Closing or a termination of this Agreement.

7.Representations, Warranties and Covenants.

7.1Representations, Warranties and Covenants of Seller.

7.1.1Representations and Warranties of Seller.  Subject to the provisions of this Section 7.1.1, Seller hereby represents to Purchaser that:

(a)Leases.  Seller has no knowledge of any space leases to which Seller is a party or is bound affecting any portion of the Real Property that may be binding upon Purchaser after the Closing, other than the Leases.  As used in this Agreement, “Leases” shall be deemed to mean, collectively, (i) the leases relating to the Real Property described on Exhibit K attached hereto (the “Lease Exhibit”), (ii) the leases, licenses, and other occupancy agreements relating to the Real Property that are entered into by Seller after the Effective Date in accordance with this Agreement, if any, and (iii) the Permitted Exceptions.  To the best of Seller’s knowledge, as of the Effective Date (x) the leases described on the Lease Exhibit are in full force and effect and have not been amended except as set forth in the Lease Exhibit, (y) the Lease Exhibit is true and correct in all material respects, and (z) Seller has not delivered or received any written notice of a material default under any of the Leases, which default remains uncured in any material respect.  To the best of Seller’s knowledge, the Leases made available to Purchaser prior to the expiration of the Due Diligence Period are true, correct and complete in all material respects..

(b)Contracts.  Seller has no knowledge of any maintenance, service and supply contracts, equipment leases or leasing commission agreements providing for payments for the procurement of tenants to which Seller is a party or is bound affecting any portion of the Property that will be binding upon Purchaser after the Closing, other than the Contracts.  As used in this Agreement, “Contracts” shall be deemed to mean, collectively, (i) maintenance, service and supply contracts, and equipment leases described on Exhibit L attached hereto, (ii) service or equipment

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leasing contracts entered into by Seller that are cancelable on thirty (30) days’ notice or less without premium or penalty, (iii) leasing commissions described in the Leases, and (iv) contracts and agreements that are entered into by Seller after the Effective Date in accordance with the terms of this Agreement, if any.  To the best of Seller’s knowledge, Seller has not delivered or received any written notice of a material default under any of the Contracts, which default remains uncured in any material respect.

(c)Litigation.  To the best of Seller’s knowledge, there is no material pending or threatened in writing litigation or condemnation action against the Real Property or against Seller with respect to the Real Property as of the Effective Date, other than claims set forth on Exhibit C.

(d)No Insolvency.  Seller is not a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.  Seller has not commenced a voluntary case for relief under any federal bankruptcy act, or made an assignment for the benefit of creditors under state law.

(e)Non-Foreign Person.  Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended (the “Code”).

(f)Violations.  To the best of Seller’s knowledge, Seller has not received written notice from any Governmental Authority asserting a material violation of any law or regulation applicable to the Property which has not been cured, in all material respects, to the extent required by applicable laws.

(g)Environmental Matters.  To the best of Seller’s knowledge, as of the Effective Date, Seller has not received written notice from any governmental authority of any material violation at the Real Property of laws relating to Hazardous Materials (as hereinafter defined) which violation occurred during Seller’s ownership of the Real Property and remains uncured in any material respect.  For purposes of this Agreement, the term “Hazardous Materials” shall mean (a) any toxic substance or hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and the Federal Water Pollution  Control Act, as amended, 33 U.S.C. §1251, et seq., provided, however, that the term “Hazardous Material” shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, (y) mold or (z) materials which are stored or used in the ordinary course of operating the Real Property.

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(h)Due Authority.  This Agreement has been duly authorized, executed, and delivered by, and is binding upon, Seller, and each agreement, instrument and document herein provided to be executed by Seller on the Closing Date will be duly authorized, executed, and delivered by, and be binding upon, Seller, and enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.  Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State of New Jersey, and is, or on the Closing Date will be, duly authorized and qualified to do all things required of it under this Agreement.

Notwithstanding anything contained in this Agreement to the contrary, but subject to the terms of Sections 7.2.2 and 7.2.3, the representations and warranties of Seller set forth in Sections 7.1.1(a) and 7.1.1(b) exclude, and Seller is not providing any representation or warranty, as to any contracts, leases, licenses or agreements that are terminated prior to the Closing or that Purchaser has elected to terminate in accordance with this Agreement.  The provisions of this paragraph shall survive the Closing.

Notwithstanding anything contained in this Agreement to the contrary, (i) if any of the representations or warranties of Seller contained in this Agreement or in any document or instrument delivered in connection herewith are false or inaccurate or if Seller is in breach or default of any of its obligations under this Agreement and if either (x) on or prior to the expiration of the Due Diligence Period Purchaser shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or evidence of such other breach or default was contained in any of the Information furnished or made available to or otherwise obtained by Purchaser on or prior to the expiration of the Due Diligence Period, then Seller shall have no liability or obligation respecting such representations or warranties that are false or inaccurate or such other breach or default (and Purchaser shall have no cause of action or right to terminate this Agreement with respect thereto), and the representations and warranties of Seller shall be deemed modified to the extent necessary to eliminate such false and inaccurate information and to make such representations and warranties true and accurate in all respects; and (ii) if any of the representations or warranties of Seller that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are false or inaccurate, or if Seller is in breach or default of any of its obligations under this Agreement that survive Closing, and if either (x) following the expiration of the Due Diligence Period but prior to Closing, Purchaser shall obtain knowledge of such false or inaccurate representations or warranties or such other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or evidence of such other breach or default was contained in any of the Information furnished or made available to or otherwise obtained by Purchaser following the expiration of the Due Diligence Period and the Transaction closes, then Purchaser shall be deemed to have waived such breach or default, Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or such other breach or default, and Purchaser shall have no cause of action with respect thereto.  The provisions of this paragraph shall survive the Closing.

References to the “knowledge”, “best knowledge” and/or “actual knowledge” of Seller or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Doug Wiener, the Director of Real Estate and Facilities for the Property, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or

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employee of Seller or to impose upon Doug Wiener any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  Notwithstanding anything to the contrary contained in this Agreement, Doug Wiener shall have no personal liability hereunder.

The representations and warranties of Seller set forth in this Section 7.1.1 shall survive the Closing for a period of two hundred seventy (270) days.  In furtherance thereof, Purchaser acknowledges and agrees that it shall have no right to make any claim against Seller on account of any breach of any representations or warranties set forth in this Section 7.1.1 unless an action on account thereof shall be filed in a court of competent jurisdiction prior to the expiration of the survival period set forth in this paragraph.  To the fullest extent permitted by law, the foregoing shall constitute the express intent of the parties to shorten the period of limitations for bringing claims on account of Seller’s breach of its representations and warranties contained in this Section 7.1.1 if a longer period would otherwise be permitted by applicable law.

7.1.2GENERAL DISCLAIMER.  EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS 7.1.1 AND 11.1.1 OF THIS AGREEMENT, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SOIL, AIR, WATER OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE REAL PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF.  PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES.  PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING, WITHOUT LIMITATION, ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN SECTIONS 7.1.1 AND 11.1.1 OF THIS AGREEMENT).  EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT:  (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S

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POLICY, AND (B) WITHOUT LIMITING THE FOREGOING (OTHER THAN AS EXPRESSLY PROVIDED IN SECTIONS 7.1.1 AND 11.1.1 OF THIS AGREEMENT), PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.

7.2Interim Covenants of Seller.  Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions of this Agreement:

7.2.1Seller shall maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (which maintenance obligations shall not include any obligation to make capital expenditures or expenditures not incurred in Seller’s normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

7.2.2Subject to the terms set forth in this Section 7.2.2, Seller may modify, extend, renew or terminate or permit the expiration of contracts or enter into any new contracts without Purchaser’s consent.  After the expiration of the Due Diligence Period, Seller shall not during the term of this Agreement modify, extend, renew or terminate contracts (except as a result of a default by the other party thereunder) or enter into any additional contracts without Purchaser’s consent, which consent shall not be unreasonably withheld or delayed; provided, however, Purchaser’s consent shall not be required if such contracts are cancelable upon not more than thirty (30) days’ notice without premium or penalty.  Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.2 within five (5) days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto.

7.2.3(a)Prior to the expiration of the Due Diligence Period, Seller shall be entitled to enter into any modifications or terminations of existing leases at its sole option, exercisable in Seller’s sole and absolute discretion, and shall provide copies of same to Purchaser promptly after the execution thereof.  After the expiration of the Due Diligence Period, Seller shall not, during the term of this Agreement, enter into any new leases or, unless required by the term of existing leases, material modifications or terminations of existing leases, without the prior written consent of Purchaser, which consent may be granted or withheld in Purchaser’s sole discretion.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.3(a) within five (5) days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto.

(b)Notwithstanding anything to the contrary contained in this Agreement: (i) Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any of the tenants, (ii) the removal of any of the tenants whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser, and (iii) Purchaser agrees that it shall not be grounds for Purchaser’s refusal to close this Transaction that (x) any of the tenants is no longer in possession or paying rent, is a holdover tenant or is in default under its lease on the Closing Date, or (y) any Contract has been terminated or any vendor that is a party to any Contract is in default under its

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Contract on the Closing Date and that Purchaser shall accept title without an abatement in or credit against the Purchase Price.  The provisions of this Section 7.2.3(b) shall survive the Closing.

7.2.4Seller shall use commercially reasonable efforts to keep in force and effect the insurance policies currently carried by Seller with respect to the Property or policies providing similar coverage through the Closing Date.

7.3Representations, Warranties and Covenants of Purchaser.

7.3.1Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller that:

(a)Due Authority.  This Agreement has been duly authorized, executed, and delivered by, and is binding upon, Purchaser, and each agreement, instrument and document herein provided to be executed by Purchaser on the Closing Date will be duly authorized, executed, and delivered by, and be binding upon, Purchaser, and enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.  Purchaser is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Agreement.

(b)Litigation. To the best of Purchaser’s knowledge, there is no material pending or threatened litigation action against Purchaser that could reasonably be expected to adversely impact Purchaser’s ability to perform its obligations under this Agreement.

(c)No Insolvency.  Purchaser is not and, as of the Closing Date, Purchaser will not be, a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(d)OFAC, PATRIOT Act, and Anti-Money Laundering Compliance.  The amounts payable by Purchaser to Seller hereunder are not and were not, directly or indirectly, derived from activities in contravention of federal, state, or international laws and regulations (including, without limitation, anti-money laundering laws and regulations).  None of (A) Purchaser; (B) any Person controlling or controlled by Purchaser, directly or indirectly, including but not limited to any Person or Persons owning, in the aggregate, a fifty percent (50%) or greater direct or indirect ownership interest in Purchaser; (C) any Person, if Purchaser is a privately-held entity, having a beneficial interest in Purchaser; or (D) any Person for whom Purchaser is acting as agent or nominee in connection with the Transaction; is: (1) a country, territory, government, individual or entity subject to sanctions under any Executive Order issued by the President of the United States or any regulation administered by Office of Foreign Assets Control of the United States Department of the Treasury; (2) a Foreign Terrorist Organization designated by the United States Department of State, or (3) an individual or entity who the Purchaser knows, or reasonably should know, has engaged in or engages in terrorist activity, or has provided or provides material support for terrorist activities or terrorist organizations, as prohibited by U.S. law, including but not limited to the USA PATRIOT Act, P.L. 107-56.

(e)Survival.  The representations and warranties of Purchaser set forth in Section 7.3.1 shall survive the Closing for a period of two hundred seventy (270) days.

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8.Release.

8.1RELEASE.  EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED EACH OF THE SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON BEHALF OF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, THE CONTRACTS, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO ANY OF THE SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF.  THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.  THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF (A) THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT THAT SHALL EXPRESSLY SURVIVE THE CLOSING, OR (B) SELLER’S FRAUD IN CONNECTION WITH THE TRANSACTION.

AS PART OF THE PROVISIONS OF THIS PARAGRAPH, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

IN THIS CONNECTION AND TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT

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PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT EACH OF THE SELLER RELATED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS PARAGRAPH.  THE PROVISIONS OF THIS PARAGRAPH ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.

PURCHASER’S INITIALS: ______	SELLER’S INITIALS: _____

8.2Survival.  The provisions of this Section 8 shall survive the Closing or a termination of this Agreement.

9.Remedies For Default and Disposition of the Deposit.

9.1SELLER DEFAULTS.  IF THE TRANSACTION SHALL NOT BE CLOSED BY REASON OF SELLER’S BREACH OR DEFAULT UNDER THIS AGREEMENT, AND SUCH BREACH OR DEFAULT IS NOT CURED BY SELLER WITHIN TEN (10) DAYS AFTER WRITTEN NOTICE OF SUCH BREACH OR DEFAULT FROM PURCHASER, THEN PURCHASER SHALL HAVE, SUBJECT TO THE EXPRESS TERMS OF THIS SECTION 9.1, AS ITS SOLE AND EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE PAID TO PURCHASER, SELLER SHALL PAY TO PURCHASER AN AMOUNT EQUAL TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED) AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT FOR THE SURVIVING OBLIGATIONS, PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH OR DEFAULT, OR (B) IF SELLER SHALL WILLFULLY FAIL TO TRANSFER THE PROPERTY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SPECIFICALLY ENFORCE SELLER’S OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OTHER COVENANT OR AGREEMENT OF SELLER CONTAINED HEREIN); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN THIRTY (30) DAYS OF SELLER’S BREACH OR DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY.  IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER SHALL BE DEEMED FOR ALL PURPOSES OF THIS AGREEMENT TO HAVE ELECTED TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. IF SPECIFIC PERFORMANCE IS UNAVAILABLE BECAUSE SELLER HAS SOLD THE PROPERTY TO A BONA FIDE PURCHASER FOR VALUE FOR A PURCHASE PRICE IN EXCESS OF THE PURCHASE PRICE, PURCHASER SHALL HAVE THE RIGHT TO SUE SELLER FOR “BENEFIT OF THE BARGAIN” DAMAGES (I.E. THE DIFFERENCE

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BETWEEN THE PURCHASE PRICE PAID BY SUCH BONA FIDE PURCHASER AND THE PURCHASE PRICE); PROVIDED, HOWEVER, THAT AS A CONDITION PRECEDENT TO PURCHASER EXERCISING ANY RIGHT IT MAY HAVE TO BRING SUCH A DAMAGE ACTION AS A RESULT OF SELLER’S SALE OF THE PROPERTY TO A BONA FIDE PURCHASER FOR VALUE, PURCHASER MUST COMMENCE SUCH AN ACTION WITHIN THIRTY (30) DAYS AFTER THE OCCURRENCE OF SUCH BREACH OR DEFAULT AND PURCHASER AGREES THAT FAILURE TO TIMELY COMMENCE SUCH ACTION FOR “BENEFIT OF THE BARGAIN” DAMAGES WITHIN SUCH THIRTY (30) DAY PERIOD SHALL BE DEEMED A WAIVER OF SUCH RIGHT TO COMMENCE SUCH ACTION.  AS USED HEREIN, “PURCHASER’S REIMBURSABLE  DUE DILIGENCE EXPENSES” SHALL MEAN AND REFER TO THIRD-PARTY OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY PURCHASER IN CONNECTION WITH (1) THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT, INCLUDING ATTORNEYS’ FEES, (2) PURCHASER’S INVESTIGATIONS UNDER THIS AGREEMENT PRIOR TO THE TERMINATION OF THIS AGREEMENT, OR (3) PURCHASER’S FINANCING OF THE TRANSACTION; PROVIDED, HOWEVER, (I) IN NO EVENT SHALL SELLER BE OBLIGATED UNDER THIS AGREEMENT TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES (IN THE AGGREGATE) IN EXCESS OF TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) AND (II) SELLER’S OBLIGATION HEREUNDER TO REIMBURSE PURCHASER FOR PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES SHALL RELATE ONLY TO PURCHASER’S REIMBURSABLE DUE DILIGENCE EXPENSES WITH RESPECT TO WHICH PURCHASER DELIVERS TO SELLER A THIRD-PARTY INVOICE (WITH REASONABLE SUPPORTING INFORMATION AND DOCUMENTATION AND EVIDENCE OF PAYMENT) WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH PURCHASER GIVES SELLER WRITTEN NOTICE OF PURCHASER’S TERMINATION OF THIS AGREEMENT.  NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT IN CONNECTION WITH AN ACTION FOR SPECIFIC PERFORMANCE PURSUANT TO THIS SECTION 9.1, PURCHASER HEREBY WAIVES ANY RIGHT TO FILE ANY LIS PENDENS, NOTICE OF PENDENCY OF ACTION OR OTHER SIMILAR NOTICE OR FORM OF ATTACHMENT AGAINST THE PROPERTY.

9.2PURCHASER DEFAULTS.  IF THE TRANSACTION SHALL NOT BE CLOSED BY REASON OF PURCHASER’S BREACH OR DEFAULT UNDER THIS AGREEMENT, AND SUCH BREACH OR DEFAULT IS NOT CURED BY PURCHASER WITHIN TEN (10) DAYS AFTER WRITTEN NOTICE OF SUCH BREACH OR DEFAULT FROM SELLER (WHICH NOTICE AND CURE PERIOD SHALL NOT APPLY TO A DEFAULT BY PURCHASER ON THE SCHEDULED CLOSING DATE AND SHALL, IN NO EVENT, EXTEND THE SCHEDULED CLOSING DATE), THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT OR LIMIT SELLER’S RIGHTS OR REMEDIES IF PURCHASER FILES OR CAUSES TO BE FILED ANY LIS PENDENS, NOTICE OF PENDENCY OF ACTION, OR OTHER SIMILAR NOTICE OR FORM OF ATTACHMENT AGAINST THE PROPERTY IN ANY INSTANCE OTHER THAN AS EXPRESSLY PROVIDED

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IN SECTION 9.1 OR LIMIT SELLER’S RIGHTS UNDER THE PROVISIONS OF SECTION 4.2.2(F) OF THIS AGREEMENT.  IN CONNECTION WITH THE FOREGOING, PURCHASER EXPRESSLY AGREES THAT THE PROVISIONS OF THIS SECTION 9.2 ARE REASONABLE UNDER THE CIRCUMSTANCES AND THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH OR DEFAULT BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.

IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  UPON BREACH OR DEFAULT BY PURCHASER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER.  FURTHERMORE, EXCEPT FOR PURCHASER’S RIGHT TO SPECIFICALLY ENFORCE THIS AGREEMENT PURSUANT TO SECTION 9.1, PURCHASER SHALL HAVE NO RIGHT TO SEEK DECLARATORY AND/OR INJUNCTIVE RELIEF AND/OR EQUITABLE RELIEF, OR TO RECORD A NOTICE OF THIS AGREEMENT OR ANY RIGHTS PURCHASER MAY HAVE HEREUNDER, OR TO RECORD OR FILE A NOTICE OF PENDENCY OF ANY ACTION OR PROCEEDINGS TO ENFORCE THIS AGREEMENT.

PURCHASER’S INITIALS: ______	SELLER’S INITIALS: _____

9.3Disposition of Deposit.  If the Transaction shall close, then the Deposit shall be applied as a partial payment of the Purchase Price.

9.4Survival.  The provisions of this Section 9 shall survive a termination of this Agreement.

10.Intentionally Omitted.

11.Miscellaneous.

11.1Brokers.

11.1.1Except as provided in Section 11.1.2 below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the Transaction.  In the event of a claim for broker’s or finder’s

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fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser.

11.1.2If and only if the Transaction closes, Seller has agreed to pay a brokerage commission to Newmark Grubb Knight Frank (“Broker”) pursuant to a separate written agreement with Broker, subject in all respects to the terms and conditions of such separate written agreement.  Section 11.1.1 hereof is not intended to apply to leasing commissions incurred in accordance with this Agreement.

11.2Limitation of Liability.

11.2.1Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the Transaction shall have occurred, (i) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed Two Hundred Nine-Five Thousand Dollars ($295,000.00) (the “Liability Ceiling”) and (ii) in no event shall Seller have any liability to Purchaser unless and until the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed Twenty-Five Thousand Dollars ($25,000) (the “Liability Floor”).  If Seller’s aggregate liability to Purchaser shall exceed the Liability Floor, then Seller shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.

11.2.2None of the Seller Related Parties shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other Persons, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

11.3Exhibits; Entire Agreement; Modification.  All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement.  This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters.  This Agreement may not be modified or amended except by written agreement signed by both parties.

11.4Business Days.  Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day.  As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of California are not required or are authorized to be closed for business.

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11.5Interpretation.  Section headings shall not be used in construing this Agreement.  Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement.  As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.  Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner.  Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

11.6Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law except as specifically provided in any exhibit hereto which provides that the law of another jurisdiction shall govern that exhibit, in which event the law of the specified jurisdiction shall govern that exhibit.

11.7Construction.  Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof.  Each party has been represented by independent counsel in connection with this Agreement.

11.8Successors and Assigns.  Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from its obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable.  Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. Notwithstanding the foregoing, Purchaser shall have the right at the Closing, without Seller’s prior written consent but with no less than ten (10) Business Days prior written notice to Seller, to assign its rights and obligations under this Agreement to a wholly owned affiliate of Purchaser (each, a “Permitted Assignee”), provided that (v) such assignment shall be made without payment or consideration other than nominal consideration, (w) the Permitted Assignee shall assume in writing all of Purchaser’s obligations hereunder pursuant to an assignment and assumption agreement in form and content acceptable to Seller in the exercise of Seller’s reasonable judgment, (x) Seller shall receive an original of such assignment and assumption agreement signed by Purchaser and the Permitted Assignee, (y) Purchaser shall remain liable jointly and severally with Permitted Assignee for all obligations and indemnifications hereunder notwithstanding such assignment, and (z) such assignment shall not require the consent of any third party or delay the consummation of the Transaction.

11.9Notices.  All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given if in writing and (a) delivered in person or by e-mail in a PDF attachment (with, except in connection with the delivery of a Termination Notice or Waiver Notice, a confirmation copy

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delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller:	Spanish Broadcasting System Inc. 7007 NW 77th Avenue Miami, FL 33166 Attention: Rich Lara Telephone: (305) 441-6901 Email: rlara@sbscorporate.com

With a Copy To:	Stroock & Stroock & Lavan LLP 200 S. Biscayne Boulevard, Suite 3100 Miami, FL 33131 Attention: James Sammataro, Esq. Telephone: (305) 789-9388 Email: jsammataro@stroock.com

To Purchaser:	Harbor Associates, LLC 200 Pine Avenue, Suite 630 Long Beach, CA 90802 Attention: Paul Miszkowicz Telephone: (562) 436-4222 Email: paul@harborassociates.com

With a Copy To:	Sklar Kirsh LLP 1880 Century Park East, Suite 300 Los Angeles, CA 90067 Attention: Andrew Kirsh, Esq. Telephone: (310) 845-6416 Email: akirsh@sklarkirsh.com

To Escrowee:	Chicago Title Insurance Company 711 Third Avenue – 5th Floor New York, NY 10017 Attention: Vincent R. De Fina Telephone: (2120 880-1271 Email: VinDeFina@ctt.com

11.10Third Parties.  Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other Person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement.  This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

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11.11Legal Costs.  The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to the Transaction, and that such legal costs shall not be part of the closing costs.

11.12Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  Executed copies hereof may be delivered by facsimile or by email in a PDF attachment, and upon receipt, shall be deemed originals and binding upon the parties hereto.  Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile or by email in a PDF attachment, the parties shall use diligent efforts to deliver originals as promptly as possible after execution.

11.13Effectiveness.  In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.  Seller shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto.  Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.

11.14No Implied Waivers.  No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy.  No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

11.15Discharge of Seller’s Obligations.  Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

11.16No Recordation.  Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

11.17Unenforceability.  If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

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11.18Waiver of Trial by Jury.  TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

11.19Disclosure.  Notwithstanding any terms or conditions in this Agreement to the contrary, any Person may disclose to any and all Persons, without limitation of any kind, the tax treatment and structure of the Transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.  For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the Transaction, or of any information or the portion of any materials not relevant to the tax treatment or structure of the Transaction.

11.20Designation of Reporting Person.  In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:

11.20.1The Title Company (for purposes of this Section, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.

11.20.2Seller and Purchaser each hereby agree:

(a)to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the Transaction under Section 6045 of the Code; and

(b)to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

(c)Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

(d)The addresses for Seller and Purchaser are as set forth in Section 11.9 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.

11.21Tax Reduction Proceedings.  If Seller has heretofore filed, or shall hereafter file, applications for the reduction of the assessed valuation of the Property and/or instituted certiorari proceedings to review such assessed valuations for any tax year, Purchaser acknowledges and agrees that Seller shall have sole control of such proceedings, including, without limitation, the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take,

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conduct, withdraw and/or settle appeals, and Purchaser hereby consents to such actions as Seller may take therein.  Any refund or the savings or refund for any year or years prior to the tax year in which the Closing herein occurs shall belong solely to Seller.  Any tax savings or refund for the tax year in which the Closing occurs shall be prorated between Seller and Purchaser after deduction of attorneys’ fees and other expenses related to the proceeding and all sums payable to tenants under the Leases.  Purchaser and Seller agree that all sums payable to tenants under the Leases on account of such tax savings or refund shall be promptly paid to such tenants following receipt of such tax savings or refund.  Purchaser shall execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings.  Purchaser shall assume the retainer of the attorney, if any, representing Seller in any tax proceeding pending for the tax year in which the Closing occurs and the subsequent tax year, if applicable.

11.22Press Releases.  Any press release or other public disclosure regarding this Agreement or the Transaction shall not be made without Seller’s prior reasonable written consent.

11.23California Required Natural Hazard Disclosure.  Seller has commissioned Title Company to prepare the natural hazard disclosure statement in the form required by California Civil Code Section 1103.  Purchaser acknowledges that the Transaction is not subject to that Civil Code Section, but that nevertheless the form promulgated therein serves to satisfy other statutory disclosure requirements of the Government Code and Public Resources Code.  Seller does not warrant or represent either the accuracy or completeness of the information on that form, and Purchaser shall use same merely as a guideline in its overall investigation of the Property.

11.24Post-Closing Lease.

11.24.1Seller and Purchaser shall endeavor to agree, prior to the expiration of the Due Diligence Period, upon the form of a lease pursuant to which Seller or an affiliate thereof shall lease the Property from Purchaser following the Closing Date (the “Post-Closing Lease”), upon the following terms:

(a)a lease term of one (1) year from the Closing, provided that the tenant thereunder may terminate the Post-Closing Lease in its sole discretion at any time prior thereto upon thirty (30) day notice;

(b)monthly base rent of Seventy Thousand Dollars ($70,000) during the term of the Post-Closing Lease;

(c)during the term of the Post-Closing Lease, the tenant thereunder shall be responsible for all routine operating expenses and day-to-day maintenance expenses payable with respect to the property demised thereunder, provided, however, in no event shall Seller be obligated to pay for any capital expenditures, expenses or improvements of any kind made to or on the Property following the Closing; and

(d)during the term of the Post-Closing Lease, the tenant thereunder shall on a monthly basis reimburse Purchaser for (i) the insurance premiums paid by Purchaser in order to maintain the insurance required under the Post-Closing Lease in an amount not to exceed Eight Thousand Dollars ($8,000) per month, and (ii) real estate taxes assessed against the

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property demised thereunder with respect to the term of the Post-Closing Lease in an amount not to exceed Four Thousand Dollars ($4,000) per month.

11.24.2If Purchaser and Seller agree, in each party’s sole discretion, upon the form of the Post-Closing Lease prior to the expiration of the Due Diligence Period, the parties shall execute an amendment to this Agreement memorializing the form of the Post-Closing Lease and deleting this Section 11.24 from this Agreement (the “Post-Closing Lease Amendment”).  Notwithstanding anything to the contrary in this Agreement, Seller or Purchaser shall, in their sole discretion, have the right to terminate this Agreement at any time prior to the execution of the Post-Closing Lease Amendment, for any reason or no reason whatsoever, effective upon delivery of a notice to the other party electing to terminate this Agreement (a “Post-Closing Lease Termination Notice”).  If (i) either party delivers a Post-Closing Lease Termination Notice prior to the expiration of the Due Diligence Period or (ii) the parties fail to execute the Post-Closing Lease Amendment prior to the expiration of the Due Diligence Period, for any reason whatsoever, TIME BEING OF THE ESSENCE, then, provided that Purchaser shall not be in default under this Agreement, the Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligation under this Agreement except for the Surviving Obligations).  Purchaser shall deliver to Seller an initial draft of the Post-Closing Lease no later than two (2) days following the Effective Date.

11.25Survival.  The provisions of this Section 11 shall survive the Closing or a termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLER:

SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation

By:
Name:
Title:

PURCHASER:

HARBOR ASSOCIATES, LLC, a Delaware limited liability company

By:
Name:
Title:

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JOINDER AS TO SECTION 11.20 ONLY:

CHICAGO TITLE INSURANCE COMPANY

By:
Name
Title

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EXHIBIT A

(Land)

THE LAND REFERRED TO HEREIN IS SITUATED IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOTS 1 AND 2 IN BLOCK 2 OF TRACT NO. 7260, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 78 PAGES 64 AND 65 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 4315-014-059

A-1

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EXHIBIT B

(ADDITIONAL EXCEPTIONS TO TITLE)

1.	An easement and rights incidental thereto as set forth in a Deed recorded in book 4651 page 356 of Official Records.
2.	An easement and rights incidental thereto as set forth in a Deed recorded in book 4680 page 41 of Official Records.
3.	A Subsurface Community Oil and Gas Lease as set forth in a document recorded May 21, 1959 as Instrument No. 2814, of Official Records.
4.	A Covenant and Agreement to Hold Property as One Parcel recorded March 11, 1980 as Instrument No. 80-247646, of Official Records.
5.	A Waiver of Damages, Indemnification Agreement and Right of Ingress and Egress-Covenant to Run with the Land recorded May 6, 1980 as Instrument No. 80-456650, of Official Records.
6.	An Indemnification Agreement recorded May 8, 1980 as Instrument No. 80-467105, of Official Records.
7.	A Covenant and Agreement to Provide Parking Attendant recorded May 8, 1980 as Instrument No. 80-467106, of Official Records.
8.	An Irrevocable Offer to Dedicate recorded May 9, 1980 as Instrument No. 80-471519, of Official Records and a Resolution recorded May 5, 1982 as Instrument No. 82-465422, of Official Records.
9.	A Warranty, Indemnification and Hold-Harmless Agreement recorded November 1, 1994 as Instrument No. 94-1974124, of Official Records.
10.	A Memorandum of Lease recorded March 18, 1997 as Instrument No. 97-402471, of Official Records.
11.	The Post-Closing Lease.

B-1

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EXHIBIT C

(LITIGATION)

None.

C-1

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EXHIBIT D

(Deed)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

MAIL TAX STATEMENTS TO:

(Above Space For Recorder’s Use Only)

The undersigned Grantor declares:
Documentary transfer tax is
$ CITY TAX
$

( )	computed on full value of property conveyed, or
( )	computed on full value, less value of liens and encumbrances remaining at time of sale,
( )	Unincorporated area(x) City of Los Angeles

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation (“Grantor”), hereby GRANTS to HARBOR ASSOCIATES, LLC, a Delaware limited liability company, the following described real property (the “Property”) located in County of Los Angeles, State of California.

See Exhibit “A” attached hereto and

incorporated herein by this reference

THIS GRANT DEED is made subject to all exceptions of record with respect to the Property, all interests of tenants in possession of the Property, all zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy, or enjoyment of the Property, and all matters which a survey of the Property would disclose.

[Signature page follows]

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DATED effective as of: May ___, 2017.

SPANISH BROADCASTING SYSTEM, INC.,
a New Jersey corporation

By:
Name:
Title:

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A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of	)
County of	)

On May ___, 2017, before me, ____________________________, a Notary Public, personally appeared ________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

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EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOTS 1 AND 2 IN BLOCK 2 OF TRACT NO. 7260, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 78 PAGES 64 AND 65 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 4315-014-059

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EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is executed as of the ____ day of May, 2017 by and between SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation (“Assignor”), having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 and HARBOR ASSOCIATES, LLC, a Delaware limited liability company, (“Assignee”), having an address having an address at 200 Pine Avenue, Suite 630, Long Beach, CA 90802.  All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of May __, 2017, between Assignor and Assignee.

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property;

WHEREAS, the Property is encumbered by those certain tenants (the “Tenants”) occupying space under the leases listed and described on Exhibit A annexed hereto (collectively, the “Leases”);

WHEREAS, in connection with its ownership and management of the Property, Assignor has entered into those certain maintenance, service and supply contracts, and equipment leases listed and described on Exhibit B annexed hereto (collectively, the “Contracts”); and

WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Leases and the Contracts.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Leases and the Contracts.

2.Assignee hereby affirmatively and unconditionally assumes (i) all of Assignor’s obligations and liabilities under the Leases and the Contracts arising from and after the date hereof, and (ii) all Purchaser Leasing Costs.

3.This Assignment shall constitute a direction and full authority to any person or entity that is a party to any of the Contracts to perform its obligation under the Contracts for the benefit of Assignee without further proof to any such party of the assignment to Assignee of the Contracts.

4.This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.  Assignee shall be liable for and Assignee hereby indemnifies and holds harmless Assignor and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Assignor’s behalf or otherwise related to or affiliated with Assignor (collectively, “Assignor Related Parties”) against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges Assignor or any of the

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Assignor Related Parties may incur or suffer as a result of or which arises (directly or indirectly) out of the assumption by Assignee of the obligations or liabilities assumed by Assignee hereunder.

5.This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

6.The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

[Remainder of Page Intentionally Omitted]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation

By:
Name:
Title:

ASSIGNEE:

HARBOR ASSOCIATES, LLC, a Delaware limited liability company

By:
Name:
Title:

MIA 31343668

EXHIBIT A

(List of Leases)

1.

Communications Site Lease Agreement dated June 17, 1996, by and between Pacific Bell mobile Services, a California corporation (“Pacific Bell”), and Seller, as amended by that certain First Amendment to lease dated January 9, 1997, by and between Pacific Bell and Seller, and as further amended by that certain Second Amendment to Communications Site Lease Agreement dated August 12, 2015, by and between T-Mobile West LLC, a Delaware limited liability company (as successor-in-interest to Pacific Bell), and Seller.

2.

Communications Site Lease Agreement (Building) dated August 2, 2000, by and between Nextel of California, Inc., a Delaware corporation (“Nextel”), and Seller, as amended by that certain Use of Electrical Services Letter Agreement dated March 24, 2003, by and between Nextel and Seller, as further amended by that certain Amendment No. 1 to Site Agreement dated July 26, 2007, by and between Nextel and Seller, and as further amended by that certain Utility Letter Agreement dated June 4, 2015, by and between Sprint PCS Assets L.L.C., a Delaware limited liability company (as successor-in-interest to Nextel), and Seller.

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EXHIBIT b

(List of Maintenance, Service and Supply Contracts,
and Equipment Leases)

1.	Platinum Maintenance Agreement by and between Thyssenkrupp Elevator Corporation and Seller.

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EXHIBIT F

BILL OF SALE AND GENERAL ASSIGNMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the ____ day of May, 2017 by SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation (“Assignor”), a having an address c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166, in favor of HARBOR ASSOCIATES, LLC, a Delaware limited liability company (“Assignee”), having an address having an address at 200 Pine Avenue, Suite 630, Long Beach, CA 90802.  All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in that certain Contract of Purchase and Sale dated as of May __, 2017, between Assignor and Assignee.

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property.

WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the Personal Property and the Intangible Property (collectively, the “Assigned Properties”) to the extent assignable.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.

2.This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

3.This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

4.The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

[Remainder of Page Intentionally Omitted]

F-1

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IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

SPANISH BROADCASTING SYSTEM, INC., New Jersey corporation

By:
Name:
Title:

F-2

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EXHIBIT G

CERTIFICATION OF NON-FOREIGN STATUS UNDER
TREASURY REGULATIONS SECTION 1.1445-2(b)

(NON-DISREGARDED ENTITY GRANTOR/TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Spanish Broadcasting System, Inc., a New Jersey corporation (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.Seller is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.Seller’s U.S. employer identification number is _________; and

4.Seller’s office address is c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:	May __, 2017	SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation

By:
Name:
Title:

G-1

MIA 31343668

EXHIBIT h

(Form of Tenant Notice)

SPANISH BROADCASTING SYSTEM, INC.
7007 NW 77th Avenue
Miami, FL 33166

May _, 2017

By Certified Mail -
Return Receipt Requested

Re:

Lease (the “Lease”) dated __________ between Spanish Broadcasting System, Inc. (“Landlord”) and ______________________ encumbering certain real property located at 10281 Pico Boulevard, Los Angeles, California 90064 (the “Property”)

Ladies and Gentlemen:

Please be advised that (1) Landlord has conveyed all of its right, title and interest in and to the Property, including its interest as landlord under the Lease, to HARBOR ASSOCIATES, LLC, a Delaware limited liability company (“Purchaser”), and (2) Purchaser has assumed Landlord’s obligations under the Lease.

Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver all future rent and additional rent payments due under the Lease, and any notices, inquiries or requests relating thereto, to Purchaser at:

[Remainder of Page Intentionally Left Blank]

H-1

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In addition, all security deposits held by Landlord, if any, together with any interest earned thereon, have been transferred to Purchaser.

Very truly yours,

SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation

By:
Name:
Title:

H-2

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EXHIBIT I

(Form of VENDOR Notice)

SPANISH BROADCASTING SYSTEM, INC.
7007 NW 77th Avenue
Miami, FL 33166

May _, 2017

By Certified Mail -
Return Receipt Requested

Re:	Sale of 10281 Pico Boulevard, Los Angeles, California 90064 (the “Property”)

Dear Vendor:

This is to notify you that the Property has been sold to HARBOR ASSOCIATES, LLC, a Delaware limited liability company (“Purchaser”).  Purchaser has assumed all of the obligations of the undersigned under maintenance, service and supply contracts and equipment leases arising from and after the date hereof.  All invoices and notices to Purchaser should be sent to Purchaser in the manner provided in the applicable contract or agreement to the following address:

Attention:
Facsimile:

For your records, the Purchaser’s address is:

Attention:
Facsimile:

[Remainder of Page Intentionally Left Blank]

I-1

MIA 31343668

Thanks you for your consideration in this matter.

Very truly yours,

SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation

By:
Name:
Title:

I-2

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EXHIBIT j

OWNER’S TITLE CERTIFICATE

The undersigned hereby certifies to the Title Company (as hereinafter defined), to the best of its knowledge, as follows:

1.                                  (“Representative”), in his/her capacity as                                of SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation (“Owner”), is authorized to make this Certificate for and on behalf of Owner and makes this Certificate solely in such capacity (and not personally).

2.Owner is the owner of the following described real property (the “Property”):

See Exhibit A attached hereto.

3.Owner is the only party in possession of the Property and no other party has possession, or has a right of possession under any tenancy, lease or other agreement, written or oral, other than the tenants listed on Exhibit B attached hereto.

4.Between the most recent effective date of that certain Commitment No. _______________ (the “Title Commitment”), underwritten by Chicago Title Insurance Company (the “Title Company”) and the date of recording of the documents creating the interest being insured under said title commitment but in no event later than five (5) business days from the date hereof, Owner has not taken and will not take any action to encumber or otherwise adversely affect title to the Property.

5.Other than those made in the ordinary course of Owner’s operation and maintenance of the Property and except as set forth on Exhibit C, no additions, alterations or improvements contracted for by Owner or for which Owner is expressly obligated to pay or reimburse tenant(s) under its lease(s) with such tenant(s) are now in progress or have been made to the Property within the past ninety (90) days that have not been paid for by Owner.

6.No proceeding in bankruptcy has been instituted against Owner within the last 10 years, nor has Owner ever made a general assignment for the benefit of creditors.

To the extent the Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate then the undersigned shall have no liability with respect to that statement.  Without limitation of the foregoing, the Title Company shall be deemed to have knowledge of any matters of record in the official records of Los Angeles County, California.

This Certificate is being delivered solely for the purpose of inducing Title Company to issue its title insurance policy insuring title to the Property, and Owner avers the foregoing statements are true and correct to the best of its knowledge and belief.  No third party shall have any right to rely upon or be a third party beneficiary with respect to the subject matter of this Certificate.  As used herein, the words “to the best of its knowledge” or words of similar import, shall mean the present actual knowledge, without taking into account any constructive or imputed knowledge, of Representative.  Notwithstanding anything to the contrary contained herein, Representative shall not

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have any personal liability in connection with this Certificate or any of the representations, warranties or certifications made herein.

Dated as of May __, 2017.

[SIGNATURE ON FOLLOWING PAGE]

MIA 31343668

SPANISH BROADCASTING SYSTEM, INC., a New Jersey corporation

By:
Name:
Title:

MIA 31343668

EXHIBIT A

(Property Description)

THE LAND REFERRED TO HEREIN IS SITUATED IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOTS 1 AND 2 IN BLOCK 2 OF TRACT NO. 7260, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 78 PAGES 64 AND 65 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 4315-014-059

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EXHIBIT B

(Tenants)

1.	Pacific Bell Mobile Services

2.	Nextel of California, Inc.

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EXHIBIT C

(Unpaid Work)

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EXHIBIT K

(Lease Exhibit)

1.

Communications Site Lease Agreement dated June 17, 1996, by and between Pacific Bell Mobile Services, a California corporation (“Pacific Bell”), and Seller, as amended by that certain First Amendment to Lease dated January 9, 1997, by and between Pacific Bell and Seller, and as further amended by that certain Second Amendment to Communications Site Lease Agreement dated August 12, 2015, by and between T-Mobile West LLC, a Delaware limited liability company (as successor-in-interest to Pacific Bell), and Seller.

2.

Communications Site Lease Agreement (Building) dated August 2, 2000, by and between Nextel of California, Inc., a Delaware corporation (“Nextel”), and Seller, as amended by that certain Use of Electrical Services Letter Agreement dated March 24, 2003, by and between Nextel and Seller, as further amended by that certain Amendment No. 1 to Site Agreement dated July 26, 2007, by and between Nextel and Seller, and as further amended by that certain Utility Letter Agreement dated June 4, 2015, by and between Sprint PCS Assets L.L.C., a Delaware limited liability company (as successor-in-interest to Nextel), and Seller.

K-1

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EXHIBIT L

(Maintenance, Service and Supply Contracts,
and Equipment Leases)

1.	Platinum Maintenance Agreement by and between Thyssenkrupp Elevator Corporation and Seller.

L-1

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EXHIBIT m

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of the ___ day of May, 2017, is among CHICAGO TITLE INSURANCE COMPANY, having an address at 711 Third Avenue, 5th Floor, New York, NY 10017 (“Escrowee”), SPANISH BROADCASTING SYSTEM, INC., having an address at c/o Spanish Broadcasting System, Inc., 7007 NW 77th Avenue, Miami, FL 33166 (“Seller”), and HARBOR ASSOCIATES, LLC, having an address at 200 Pine Avenue, Suite 630, Long Beach, CA 90802 (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller and Purchaser entered into that certain Contract of Purchase and Sale dated as of the date hereof, for the purchase and sale of the property located at 10281 Pico Boulevard, Los Angeles, California 90064 (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);

WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Seller and Purchaser; and

WHEREAS, Seller and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit in accordance with the terms and conditions of the Contract and this Agreement.  All capitalized terms used but not defined herein shall have the meaning set forth in the Contract.

NOW, THEREFORE, the parties hereto agree as follows:

1.Appointment of Agent.

1.1Purchaser and Seller hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.

1.2Escrowee agrees to hold the Deposit on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit as provided in the Contract and this Agreement.  In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.

2.Disposition of the Deposit.

2.1Escrowee shall hold the Deposit in an interest bearing savings account which rate of interest need not be maximized.  Escrowee shall not commingle the Deposit with any other funds.

2.2Escrowee shall pay the Deposit to Seller or otherwise in accordance with the terms of the Contract.  If prior to the expiration of the Due Diligence Period, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand.  If a notice of objection to the proposed payment is not received from the other party

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within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand.  If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction.

2.3Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.

3.Concerning Escrowee.

3.1Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

3.2Escrowee shall not be bound in any way by any other contract or understanding between Seller and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

3.3Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

3.4Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

3.5Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to Seller and Purchaser hereto.  If, prior to the effective date of such resignation, Seller and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent.  From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent.  If for any reason Seller and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

3.6Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;

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3.7In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Seller and Purchaser in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of California, or (z) interplead Seller or Purchaser in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit; and

3.8Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

4.Termination.

This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit in accordance with the terms of the Contract and terms of this Agreement, as applicable.

5.Notices.

All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given if in writing and (a) delivered in person or by e-mail in a PDF attachment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

If to Seller:	Spanish Broadcasting System Inc. 7007 NW 77th Avenue Miami, FL 33166 Attention: Rich Lara Telephone: (305) 441-6901 Email: rlara@sbscorporate.com

With a copy to:	Stroock & Stroock & Lavan LLP 200 S. Biscayne Boulevard, Suite 3100 Miami, FL 33131 Attention: James Sammataro, Esq. Telephone: (305) 789-9388 Email: jsammataro@stroock.com

If to Purchaser:	Harbor Associates, LLC 200 Pine Avenue, Suite 630 Long Beach, CA 90802 Attention: Paul Miszkowicz Telephone: (562) 436-4222 Email: paul@harborassociates.com

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With a copy to:	Sklar Kirsh LLP 1880 Century Park East, Suite 300 Los Angeles, CA 90067 Attention: Andrew Kirsh, Esq. Telephone: (310) 845-6416 Email: akirsh@sklarkirsh.com

To Escrowee:	Chicago Title Insurance Company 711 Third Avenue – 5th Floor New York, NY 10017 Attention: Vincent R. De Fina Telephone: (2120 880-1271 Email: VinDeFina@ctt.com

6.Governing Law/Waiver of Trial by Jury.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

7.Successors.

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.

8.Entire Agreement.

This Agreement, together with the Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

9.Amendments.

Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

10.Counterparts and/or Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  Executed copies hereof may be delivered by facsimile, PDF or email, and upon receipt, shall be deemed originals and binding upon the parties hereto.

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11.Severability.

If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.  Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

SPANISH BROADCASTING SYSTEM INC., a New Jersey corporation

By:
Name:
Title:

HARBOR ASSOCIATES, LLC, a Delaware limited liability company

By:
Name:
Title:

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EXHIBIT N-1

(excluded Personal Property)

•	All signage and logos located on the exterior of the Real Property;
•	Any satellite dish located in, on or otherwise affixed to the Real Property; and
•	All radio, internet and television systems and equipment located in, on or otherwise affixed to the Real Property.

Including, without, limitation, the following:

Penthouse Roof

3) Belar AM direction loop receive antennae.

1) 6-foot open-grid microwave dish antenna.

1) 4-foot open-grid microwave dish antenna.

2) High-gain directional FM receive antennae.

Penthouse

1) 1/3 height, equipment rack, wall-mounted.  Contains Microwave Tx, EAS rec’rs. GPS clock.

Fourth Floor

Master Control Room:

10) 7-foot (19” wide) equipment racks.  Attached cable ladder on rear.  All equipment mounted within.

1) Custom solid-state relay cabinet, wall-mounted.

KLAX-1 Studio:

1) 7-foot (19” wide) equipment rack.

1) Integrated equipment cabinet system with audio mixing console.

4) 3-foot (19” wide) under-counter racks.  Misc. broadcast equipment.

1) 28-inch (19” wide) above-counter rack.  Misc. broadcast equipment.

4) Truss-mounted HD robotic television cameras.

8) Various length, truss-mounted TV lighting fixtures.

KLAX-2 Studio:

1) Integrated equipment cabinet system with audio mixing console.

3) 3-foot (19” wide) under-counter racks.  Misc. broadcast equipment.

2) 28-inch (19” wide) above-counter racks.  Misc. broadcast equipment.

N-1-1

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KXOL-1 Studio:

1) Integrated equipment cabinet system with audio mixing console.

2) 3-foot (19” wide) under-counter racks.  Misc. broadcast equipment.

1) 28-inch (19” wide) above-counter rack.  Misc. broadcast equipment.

2) Ceiling suspended studio monitor loudspeakers.

KXOL-2 Studio:

1) Integrated equipment cabinet system with audio mixing console.

3) 3-foot (19” wide) under-counter racks.  Misc. broadcast equipment.

1) 28-inch (19” wide) above-counter racks.  Misc. broadcast equipment.

MEGA-TV Control:

2) 6-foot (19” wide) equipment racks.  Misc. broadcast equipment.

1) Truss-mounted HD robotic television cameras.

4) Various length, truss-mounted TV lighting fixtures.

1) 8 x 10’ green screen and backdrop hangers.

PHONE PBX Room:

1) 7-foot (19” wide) open-frame equipment rack.  Contains 3 Mitel SX-200 PBX units.

1) 4-foot wall-mounted cable ladder.

2) Wall-mounted Music On Hold modules.

Third Floor

File Server Room:

1) 7-foot (19” wide) open-frame equipment rack.  File servers, routers, switches.

1) 4-foot wall-mounted cable ladder.

Second Floor

File Server Room:

1) 7-foot (19” wide) equipment rack.  File servers, routers, switches.

N-1-2

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EXHIBIT N-2

(excluded Intangible Property)

[To be attached by Seller prior to the expiration of the Due Diligence Period]

N-2-1

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